                                  EXHIBIT (4)
                                  -----------

                FORM OF POLICY FOR THE RETIREMENT INCOME BUILDER
                               VARIABLE ANNUITY.
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            [LETTERHEAD OF PFL LIFE INSURANCE COMPANY APPEARS HERE]
================================================================================

ANNUITANT:      JOHN DOE

OWNER(S):       PRUDENTIAL SECURITIES CUST FBO
                JOHN DOE

POLICY NUMBER:  CO -        000006


POLICY DATE:    January 10, 1995


WE AGREE

*To provide annuity payments as set forth in this policy,

*Or to pay withdrawal benefits in accordance with Section 5 of this policy,-

*Or to pay death proceeds in accordance with Section 9 of this policy.

Withdrawals may be subject to an Excess Interest Adjustment reflecting changes in interest rates in accordance with Section 5 of this policy.

These agreements are subject to the provisions of this policy. This policy is issued in consideration of any application and payment of the initial premium.

This policy may be applied for and issued to qualify as a tax-qualified annuity under the applicable sections of Internal Revenue Code.

10 DAY RIGHT TO CANCEL

You may cancel this policy by returning it to us or to your agent. You must return the policy before midnight of the tenth day after the day you receive it. Notice given by mail and return of the policy by mail are effective on being postmarked, properly addressed and postage prepaid.

We will pay you an amount equal to the greater of:
*the premium payments made; and
*the Policy Value

If this policy is a replacement of another annuity policy, the Right To Cancel period is extended to 20 days.

The initial premium payment which you designate to the Separate Account will be allocated entirely to the Money Market Portfolio of the Separate Account only for a period of time equal to the greater of the policy's Right To Cancel period, or 14 days following the Policy Date.

Signed for us at our home office.

SECRETARY                                                    PRESIDENT

This policy is a legal contract between the policyowner and the company.
                          READ YOUR POLICY CAREFULLY

                       Flexible Premium Variable Annuity
                  Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and 1OC)
                               Non-Participating

AV288 101 95 796

                                  DEFINITIONS


ANNUITANT
The person to whom annuity payments will be made.

ANNUITY COMMENCEMENT DATE
Date the annuitant will begin receiving payments from this policy, which may not be later than the last day of the policy month starting after the Annuitant attains age 85, except as expressly allowed by us, but in no event later than the last day of the month following the month in which the Annuitant attains age 95.

ADJUSTED POLICY VALUE
Amount defined in Section 4, that can be used to fund one of the Payment
Options.

CASH VALUE
Amount defined in Section 5, that can be withdrawn if the annuity is surrendered.

CUMULATIVE FREE PERCENTAGE (CFP)
The percentage (as applied to the Policy Value) which is available to you free of any Surrender Charge. The CFP is 10% as of the Policy Date and accumulates at 10% on each successive Policy Anniversary. The unused portion of the CFP in any Policy Year will be carried forward at each successive Policy Anniversary. Any portion of the CFP previously taken will reduce the CFP currently available.

DISTRIBUTION
A withdrawal or disbursement of funds from the Policy Value or Cash Value.

PAYMENT OPTIONS
Options through which the distribution of the Adjusted Policy Value can be directed.

POLICY ANNIVERSARY
The anniversary of the Policy Date for each year the policy remains in force.

POLICY DATE
The date shown on page 3 of this policy and the date on which this policy becomes effective.

POLICY YEAR
The 12 month periods following the Policy Date shown on the Policy Data page. The first Policy Year starts on the Policy Date. Each subsequent year starts on the anniversary of the Policy Date.

SEPARATE ACCOUNT
The separate investment account established by us, as described in Section 6.

SUB-ACCOUNT
A division of the Separate Account as described in Section 6.

SURRENDER
A partial or full withdrawal of funds from the Policy Value or Cash Value.

WITHDRAWAL
A distribution of funds from the Policy Value or Cash Value.

YIELD
The effective annual interest rate applicable to the Fixed Account.

YOU, YOUR
The owner of this policy. Unless otherwise specified on the Policy Data page, the annuitant and the owner shall be one and the same person.

AVB288

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SECTION 2 - POLICY DATA

POLICY NUMBER:     07-   000052          ANNUITANT:      JOHN DOE

INITIAL                                  ISSUE AGE/SEX:  35  /  MALE
PREMIUM:

POLICY DATE:       January 10, 1995      OWNER(S):       PRUDENTIAL SECURITIES
                                                         CUST FBO
                                                         JOHN DOE
ANNUITY
COMMENCEMENT                             DEATH BENEFIT
DATE:              March 9, 2018               OPTION:   A


Death Benefit Option A -

      Mortality and Expense Risk Fee and Administrative Charge: 1.25%


Death Benefit Option B or C-

      Mortality and Expense Risk Fee and Administrative Charge: 1.40%

AV288 101 95 796 SP

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                         SECTION 3 - PREMIUM PAYMENTS

PAYMENT OF PREMIUMS
Premium payments may be made any time while this policy is in force before the Annuity Commencement Date. You may start or stop, increase or decrease, or skip any premium payment.

MAXIMUM AND MINIMUM PREMIUM PAYMENT The premium payment may not be more than the amount permitted by law if this is a tax-qualified annuity. The minimum initial premium payment is $2,000, except that no minimum initial premium payment will be required for 403(b) annuities. The minimum subsequent premium payment we will accept is $50. The maximum total premium payments which we will accept without prior Company approval is $1,000,000.

PREMIUM PAYMENT DATE
The premium payment date is the date on which the premium payment is credited to the policy. The initial premium payment less any premium taxes will be credited to the policy within two business days of receipt of the premium payment and the information needed. Subsequent additional premium payments will be credited to the policy as of the business day when the premium payment and required information are received. A business day is any day on which the New York Stock Exchange is open for trading.

ALLOCATION OF PREMIUM PAYMENTS
Premium payments may be applied to various Guaranteed Period Options of the Fixed Account and/or to one or more of the Subaccounts which we make available. You must indicate what percent of each premium payment to allocate to various Guaranteed Period Options of the Fixed Account and/or among one or more of the Subaccounts (making a total of 100%). Each percent may be either zero or any whole number.

We will use the allocation percentages you choose for all premium payments until you change the allocation percentages. However, the initial premium payment which you designate to the Separate Account will be allocated entirely to the Money Market Portfolio of the Separate Account only for a period of time equal to the greater of the policy's Right To Cancel period, or 14 days following the Policy Date. At the end of this period of time, the Policy Value in the Money Market Portfolio will then be allocated to the Subaccount(s) of the Separate Account in accordance with the allocation percentages specified by the Owner.

CHANGE OF ALLOCATION
You may change the allocation of premium payments to various Guaranteed Period Options of the Fixed Account and/or among the Subaccounts. You must tell us in a notice you sign which gives us the facts that we need. Premium payments received after the date on which we receive your notice will be applied on the basis of the new allocation.



                           SECTION 4 - POLICY VALUE

POLICY VALUE

On or before the Annuity Commencement Date, the Policy Value is equal to your:
(a)  premium payments; minus
(b)  partial withdrawals; plus
(c)  interest credited in the Fixed Account; plus
(d)  accumulated gains or losses in the Separate Account; minus
(e)  service charges, premium taxes and transfer fees, if any.

ADJUSTED POLICY VALUE

The Adjusted Policy Value is the Policy Value increased or decreased by any Excess interest Adjustment

You may only use the Adjusted Policy Value on the Annuity Commencement Date to provide lifetime income or income for a period of five or more years under the Payment Options in Section 10.

SERVICE CHARGE
On each Policy Anniversary and at the time of surrender during any Policy Year before the Annuity Commencement Date, we reserve the right to charge up to $30 for policy administration expenses. It will be deducted from each Subaccount and/or Guaranteed Period Option (GPO) in proportion to the portion of policy Value (prior to such charge) in each Subaccount and/or GPO on that Policy Anniversary. In no event will the Service Charge exceed 2% of the Policy Value on that Policy Anniversary or at the time of surrender.

The Service Charge will not be deducted on a Policy Anniversary (or at the time of surrender) if either (1) or (2) equals or exceeds $50,000 on that Policy Anniversary (or at the time of surrender), where (1) equals the sum of all premium Payments made less sum of all withdrawals taken and (2) equals the Policy Value.

M712

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                SECTION 5 - CASH VALUE AND PARTIAL WITHDRAWALS

CASH VALUE
The Cash Value may be partially withdrawn or will be paid in the event of a full surrender of the policy. We must receive your written withdrawal or surrender request before the Annuity Commencement Date.

On or before the Annuity Commencement Date, the Cash Value is equal to the Adjusted Policy Value less any surrender charges. There is no Cash Value after the Annuity Commencement Date. The current amount of your policy's Cash Value is available upon request

EXCESS INTEREST ADJUSTMENT
Full Surrenders and Partial Withdrawals and amounts applied to a Payment Option (prior to the end of any Guaranteed Period) from the Fixed Account Guaranteed Period Options described in Section 7, and amounts applied to a Payment Option will be subject to an Excess Interest Adjustment except as provided for in the Partial Withdrawals provision below.

Excess Interest Adjustment = S x (G-C) x (M/12)

where:  S     is the gross (i.e. before surrender charges and premium taxes, if any) amount being surrendered or withdrawn or applied to a Payment Option that is subject to the Excess Interest Adjustment

        G     is the guaranteed interest rate applicable to S.

        C     is the current guaranteed interest rate then being offered on new premium payments for the next longer Guaranteed Period than "M". If this policy form or such a Guaranteed Period is no longer offered, "C" will be the US Treasury rate for the next longer maturity (in whole years) than "M" on the 25th day of the previous calendar month, plus up to 2%.

        M     is the number of months remaining in the Guaranteed Period for S, rounded up to the next higher whole number of months.


Upon partial or full surrender, the Excess Interest Adjustment (EIA) for each Guaranteed Period Option will not reduce the Adjusted Policy Value for that Period Option below the amount paid into, less any Prior withdrawals and transfers from that Guaranteed Period Option, plus interest at the 3% guaranteed effective annual interest rate. Upon full surrender the cumulative interest credited at the time of surrender will not be subject to an EIA.

PARTIAL WITHDRAWALS
We will pay you a portion of or all of the Cash Value as a lump sum Partial Withdrawal provided we receive your written request while the policy is in effect and before the Annuity Commencement Date. When you request a Partial Withdrawal you must tell us how it is to be allocated among the various Guaranteed Period Options of the Fixed Account and/or the Subaccounts. If your request for a Partial Withdrawal from any Guaranteed Period Option of the Fixed Account and/or a Subaccount is greater than the Cash Value in that account we will pay you the Cash Value of that account.

Partial Withdrawals may be made with no Excess Interest Adjustment and free of Surrender Charges in four different ways:

1.  LUMP SUM
    At any time, you may withdraw free of Surrender Charges an amount ($500 minimum) up to the Cumulative Free Percentage (CFP) times the Policy Value at the time of, but prior to, the withdrawal. On the Policy Date the CFP is 10%. Thereafter, 10% will be added to the CFP on each Policy Anniversary. Any Partial Withdrawals will reduce the CFP by the ratio of the amount withdrawn to the Policy Value at the time of, but prior to, the Partial withdrawal. The CFP will not be in excess of 100% nor less than zero.

2.  SYSTEMATIC PAYOUT OPTION
    During any Policy Year, including the first, a Systematic Payout Option
    (SPO) is available on a monthly, quarterly, semi-annual or annual basis. SPO payouts must be at least $50 and may not exceed 10% of the Policy Value at the time a SPO payout is made divided by the number of payouts made per year (eg. 12 for monthly). No Surrender Charges will apply to the SPO payout SPO payouts from the Guaranteed Period Options of the Fixed Account which are in excess of the interest credited to the applicable Guaranteed Period Options at the time of SPO payout will be subject to an EIA. Monthly and quarterly payouts must be sent through electronic funds transfer directly to your checking or savings account. You may start or stop SPO payouts at any time; however, 30 days written notice is required to stop SPO Payouts.

    Once you have elected a SPO, you must wait a minimum time before the first SPO payment: one month for a monthly SPO, three months for quarterly, six months for semi-annual, or twelve months for annual.

U712

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                               SECTION 5 - CONT

3.  MINIMUM REQUIRED DISTRIBUTION
    For tax-qualified plans, Partial Withdrawals taken to satisfy minimum distribution requirements under Section 401 (a)(9) of the Internal Revenue Code (IRC) are available with no Surrender Charges and no EIA. The amount available from this policy with respect to the minimum distribution requirement is based solely on this policy.

    The owner must be at least 70 1/2 years old in the calendar year of distribution, must submit a written request to us and must take the contribution before year end. If the Owner attains age 70 1/2 in the calendar year of distribution, a written request which is postmarked no later than the end of the current calendar year must be submitted to us.

    Any amount requested in excess of the IRC minimum required distribution will have the appropriate Surrender Charges and EIA applied, unless the excess distribution qualifies as Surrender Charge free or EIA free under 1. or 2. above, or 4. below.

4.  UNEMPLOYMENT WAIVER
    Beginning in the first Policy Year, you may withdraw all or a portion of the Policy Value free of Surrender Charges and free of any EIA if the owner or owner's spouse (annuitant or annuitant's spouse, if the owner is not a natural person) becomes unemployed. In order to qualify, you 1) must have been employed full time for at least two years prior to your becoming unemployed, 2) must have been employed full time on your Policy Date, 3) must have been unemployed for at least 60 consecutive days at the time of withdrawal, and 4) must have a minimum Cash Value at the time of withdrawal of $5000. Proof of unemployment will consist of providing us with a determination letter from the applicable State Department of Labor which verifies that you qualify for and are receiving unemployment benefits at the time of withdrawal. The determination letter must be received by us no later than 15 days following the date of the withdrawal request.

Partial Withdrawals in the amount of the cumulative interest credited in the GPO(S) of the Fixed Account at the time of withdrawal may be withdrawn from the Guaranteed Period Option(s) of the Fixed Account free of any Excess Interest Adjustment Surrender Charges may be waived as described under 1-4 above.

Surrender Charge free withdrawals will reduce the Policy Value by the amounts withdrawn.

Excess Partial Withdrawals are withdrawal amounts in excess of the Surrender Charge free portion. Excess Partial Withdrawals will reduce the Policy Value by an amount equal to (X-Y+Z) where:

X =     Excess Partial Withdrawal
A =     Amount of Partial Withdrawal subject to Excess Interest Adjustment
Y = Excess Interest Adjustment = (A) x (G-C) x (M/12) where G, C and M are defined in the Excess Interest Adjustment provision above, with "A" substituted for "S" in the definitions of G and M.
Z =     Surrender Charge on X minus Y.

If any Partial Withdrawal reduces the Cash Value below $500, we reserve the right to pay the full Cash Value and terminate this policy. We may delay payment of the Cash Value from the Fixed Account for up to 6 months after we receive your request.

Premium payments withdrawn five or more years after their payment date are not subject to Surrender Charges. In any event, Partial Withdrawals made after the tenth Policy Year are not subject to a Surrender Charge.

SURRENDER CHARGES
Amounts withdrawn in excess of the Surrender Charge free withdrawal provisions above are subject to a Surrender Charge. The amount of this charge, if any, will be a percentage, as shown in the table below, of the amount of premium withdrawn:

     Number of Years
     Since Premium                                    Percentage of
     Payment Date                                  Premium Withdrawn

          0-1                                               6%
          1-2                                               6%
          2-3                                               6%
          3-4                                               4%
          4-5                                               2%
          5 or more                                         0%

In any event Surrender Charges will be waived after the tenth Policy Year.

For Surrender Charge purposes, the oldest premium is considered to be withdrawn first. If the amount withdrawn exceeds this, the next oldest premium is considered to be withdrawn, and so on until the most recent premium Payment is considered to be withdrawn. Premium Payments are deemed to be withdrawn before earnings.

After all premium payments are considered to be withdrawn, the remaining Adjusted policy Value may be withdrawn free of any Surrender Charge.

GUARANTEED RETURN OF FIXED ACCOUNT PREMIUM PAYMENTS
Upon full surrender of the policy, you will always receive at least the premium payments made to, less prior withdrawals and transfers from, the Fixed Account.

P885

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                         SECTION 6 - SEPARATE ACCOUNT

SEPARATE ACCOUNT
We have established and will maintain a Separate Account under the laws of the state of Iowa. Any realized or unrealized income, net gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account for this policy, as well as for other variable life insurance and annuity policies. The Separate Account may invest assets in shares of one or more funds. Fund shares are purchased, redeemed and valued on behalf of the Separate Account.

The Separate Account is divided into Subaccounts. Each Subaccount invests exclusively in shares of one of the portfolios of an underlying fund. We reserve the right to add or remove any Subaccount of the Separate Account.

The assets of the Separate Account are our property. These assets will equal or exceed the reserves and other contract liabilities of the Separate Account. These assets will not be chargeable with liabilities arising out of any other business we conduct. We reserve the right to transfer assets of a Subaccount in excess of the reserves and other contract liabilities with respect to that Subaccount, to another Subaccount or to our General Account.

We will determine the fair market value of the assets of the Separate Account in accordance with a method of valuation which we establish in good faith. Valuation Period means the period of time from one determination of the value of each Subaccount to the next. Such determinations are made when the value of the assets and liabilities of each Subaccount is calculated. This is generally each day on which the New York Stock Exchange is open.

We also reserve the right to transfer assets of the Separate Account which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term "Separate Account", as used in this policy, shall then mean the separate account to which the assets were transferred.

We also reserve the right when permitted by law, to:

(a)  deregister the Separate Account under the Investment Company Act of 1940;

(b)  manage the Separate Account under the direction of a Committee at any time;

(c) restrict or eliminate any voting rights of policyowners or other persons who have voting rights as to the Separate Account; and

(d)  combine the Separate Account with one or more other separate accounts;

(e)  create new Separate Accounts;

(f) add new Subaccounts to or remove existing Subaccounts from the Separate Account, or combine Subaccounts;

(g) add new underlying mutual funds, remove existing mutual funds, or substitute a new fund for an existing fund.

CHANGE IN INVESTMENT OBJECTIVE OR POLICY OF A MUTUAL FUND
If required by law or regulation, an investment policy of the Separate Account will only be changed if approved by the appropriate insurance official of the State of Iowa or deemed approved in accordance with such law or regulation. If so required, the process for obtaining such approval is filed with the insurance official of the state or district in which this policy is delivered.

ACCUMULATION UNITS
The Policy Value in the Separate Account before the Annuity Commencement Date is represented by accumulation units. The dollar value of accumulation units for each Subaccount may change from day to day reflecting the investment experience of the Subaccount.

Premium payments allocated to and any amounts transferred to the Subaccounts will be applied to provide accumulation units in those Subaccounts. The number of accumulation units purchased in a Subaccount will be determined by dividing the premium payment allocated to or any amount transferred to the Subaccount by the value of an accumulation unit for that Subaccount on the premium payment or transfer date.

The number of accumulation units withdrawn or transferred from the Subaccounts will be determined by dividing the amount withdrawn or transferred by the value of an accumulation unit for that Subaccount on the withdrawal or transfer date.

PB885

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                      SECTION 6 - SEPARATE ACCOUNT - CONT

The value of an accumulation unit on any business day is determined by multiplying the value of that unit at the end of the immediately preceding valuation period by the net investment factor for the valuation period.

The net investment factor used to calculate the value of an accumulation unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

(a)  is the result of:

     (1) the net asset value of a fund share held in that Subaccount determined as of the and of the current valuation period; plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the valuation period, plus or minus

     (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the investment operations of that Subaccount

(b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding valuation period.

(c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge. This factor is less than or equal to, on an annual basis, the percentage shown on page 3 of the daily net asset value of a fund share held in that Subaccount.

Since the net investment factor may be greater or less than one, the accumulation unit value may increase or decrease.

                           SECTION 7 - FIXED ACCOUNT

FIXED ACCOUNT
Premium payments applied to and any amounts transferred to the Fixed Account will reflect a fixed interest rate. The interest rates we set will be credited for increments of at least one year measured from each premium payment or transfer date. These rates will never be less than an effective annual interest rate of 3%.

GUARANTEED PERIODS
We may offer optional Guaranteed Periods, i.e. Guaranteed Period Option(s), into which premium payments may be paid or amounts transferred. The current interest rate we set for funds entering each Guaranteed Period Option (GPO) is guaranteed until the end of that option's Guaranteed Period. At that time, the premium payment made or amount transferred into the GPO less any withdrawals or transfers from that GPO, plus accrued interest will be rolled into a new GPO or may be transferred to any Subaccount(s) within the Separate Account.

You may choose the GPO(S) or Subaccount(s) you want the funds rolled into by giving us notice within 30 days before the end of the expiring option's Guaranteed Period. In the absence of such election, the funds will be rolled into a new GPO which is the same as the expiring GPO unless that GPO is no longer offered, in which case, the next shorter GPO offered will be used.

We reserve the right for new premium payments, transfers, or rollovers to offer or not to offer any GPO, except that we will always offer at least a one year GPO.

For purposes of crediting interest when funds are withdrawn from or transferred into a Guaranteed Period Option, the amount of the oldest premium payment or rollover into that Guaranteed Period Option is considered to be withdrawn first. If the amount withdrawn exceeds this amount, the next oldest premium payment or rollover is considered to be withdrawn next, and so on until the most recent premium payment or rollover is considered to be withdrawn (this is a "First-In, First-Out" or FIFO procedure). Premium payment(s) or rollover(s) are deemed to be withdrawn first, then interest credited.

Partial withdrawals and Surrenders from a Guaranteed Period Option which occur prior to the end of that option's Guaranteed Period are subject to an Excess interest Adjustment as described in Section 5.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
We may offer a Dollar Cost Averaging (DCA) Fixed Account Option separate from the Guaranteed Period Options. The DCA Option will only be available under a Dollar Cost Averaging program as described in Section 8.

V895

                             SECTION 8-TRANSFERS

A.  TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE
Prior to the Annuity Commencement Date, you may transfer the value of the accumulation units from one another within the Separate Account or Guaranteed Period Option (GPO) of the Fixed Account. If you want to transfer, you must tell us in a notice that you sign or through an electronic notice which gives us the facts that we need.

Transfers of funds from any of the GPOs of the Fixed Subaccount(s) of the Separate Account are allowed at the end of the applicable Guaranteed Period(s). However, prior to the end of the applicable period, we may at our discretion, offer you the option to transfer an amount equal to the interest credited in the GPOs on a "First-In, First-Out" basis. Transfers may be made monthly, quarterly, semi-annually, or annually. Each transfer will be subject to a minimum amount of $50. No Excess Interest Adjustment will apply to such transfers or interest. The maximum transfer permitted from any GPO before the end of the Guaranteed Period will be the cumulative interest credited for that GPO at the time of, but prior to, the transfer. No Excess Interest Adjustment will apply to fund transfers at the end of the applicable Guaranteed Period.
You may choose which Guaranteed Period Options(s) to transfer to or from. No transfers will be allowed out of the Dollar Cost Averaging Fixed Account Option except through dollar cost averaging.

The minimum amount which may be transferred from the Separate Account is the lesser of $500 or the entire Subaccount value. However, if the remaining Subaccount value is less than $500, we have the right to include that amount as part of the transfer.

We reserve the right to limit transfers to no more than 12 in any Policy Year. Any transfers in excess of 12 per Policy Year may be charged a $10 per transfer fee.

DOLLAR COST AVERAGING OPTION
Prior to the Annuity Commencement Date, you may instruct us to automatically transfer a specified amount from the Dollar Cost Averaging Account Option to any other Subaccount or Subaccounts of the Separate Account. The automatic transfers can occur monthly or quarterly and will occur on the 28th day of the month. If the Dollar Cost Averaging request is received prior to the 28th day of any month, the first transfer will occur on the 28th day of that month. If the Dollar Cost Averaging request is received on or after the 28th day of any month, the first transfer will occur on the 28th following month.

You may elect Dollar Cost Averaging at any time. Transfers will continue until the DCA Fixed Account value is depleted. The amount transferred each time must be at least $500. A minimum of 6 monthly or 4 quarterly transfers are required each time the Dollar Cost Averaging program is started or restarted following termination of the program for any reason.

You may discontinue Dollar Cost Averaging after satisfying the minimum number of required transfers by sending written notice to us.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
Prior to the Annuity Commencement Date, no transfers, except through Dollar Cost Averaging (DCA) will be allowed from the DCA Fixed Account. DCA transfers must begin within 30 days after the premium payment or transfer to the DCA Fixed Account. Transfers must be scheduled for at least 6 but not more than 24 months or for at least 4, but not more than 8 quarters. This option will have a one year interest rate guarantee. No changes to the amount transferred will be allowed, but changes can be made to the Subaccounts to which these transfers are allocated. DCA transfers from the DCA Fixed Account will not be subject to an Excess Interest Adjustment

ASSET REBALANCING
Prior to the Annuity Commencement Date, you may instruct us to automatically transfer amounts among the Subaccounts of the Separate Account on a regular basis to maintain a desired allocation of the Policy Value among the various Subaccounts offered. Rebalancing will occur on a monthly, quarterly, semi-annual or annual basis, beginning on a date you select. You must select the percentage of the Policy Value you desire in each of the various Subaccounts offered (totaling 100%). Any amounts in the Fixed Account are ignored for the purposes of asset rebalancing. Rebalancing can be started, stopped or changed at any time, except that rebalancing will not be available when:
1)  Dollar Cost Averaging is in effect, or
2)  any other transfer is requested

B.  TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE
After the Annuity Commencement Date, you may transfer the value of the variable annuity units from one Subaccount to another within the Separate Account or to the Guaranteed Period Options of the Fixed Account. If you want to transfer the value of the variable annuity units, you must tell us in a notice you sign or through an electronic notice which gives us the facts that we need.

The minimum amount which may be transferred is the lesser of $10 monthly income or the entire monthly income of the variable annuity units in the Subaccount from which the transfer is being made. If the monthly income of the remaining units in a Subaccount is less than $10, we have the right to include the value of those variable annuity units as part of the transfer.

After the Annuity Commencement Date, no transfers may be made from the Fixed Account to the Separate Account.

We reserve the right to limit transfers between the Subaccounts or to the Fixed Account to once per Policy Year except under the Dollar Cost Averaging Option.

VB895

                          SECTION 9 - DEATH PROCEEDS

A.  DEATH PROCEEDS PRIOR TO ANNUITY COMMENCEMENT DATE
The amount of death proceeds will be the greatest of
(a), (b) or (c) where:

(a) is the Policy Value on the date we receive due proof of death and an election of a method of settlement
(b) is the Cash Value on the date we receive due proof of death and an election of a method of settlement, and;
(c)  is the Guaranteed Minimum Death Benefit (GMDB).

If you have not selected a payment option by the date of death, the beneficiary may make such election within 60 days of the date we receive due proof of death. The beneficiary may elect to receive the death proceeds as a lump sum payment or may use the death proceeds to provide any of the annuity payment options described in Section 10. Interest on death proceeds will be paid as required by law.

B.  GUARANTEED MINIMUM DEATH BENEFIT
The amount of the Guaranteed Minimum Death Benefit depends on the option shown on page 3. You may not change the Guaranteed Minimum Death Benefit option after the policy is issued

    Option A: Return of Premium Death Benefit The Guaranteed Minimum Death Benefit is equal to the total premiums paid for this policy, less any partial withdrawals, as of the date of death.

    Option B:  5% Annually Compounding Death Benefit

    The Guaranteed Minimum Death Benefit is equal to the total premiums paid for this policy, less any partial withdrawals, accumulated at 5% interest per annum from the payment or withdrawal date to the earlier of the date of death or the Owner's 81st birthday.

    Option C: Annual Step-Up Death Benefit The Guaranteed Minimum Death Benefit is equal to the largest Policy Value on the issue date or on any Policy Annniversary prior to the earlier of the date of death or prior to the owner's 81st birthday plus any premiums paid, less any partial withdrawals taken, subsequent to the date of the largest anniversary Policy Value.

Each Partial Withdrawal as used in the above GMDB definition is the sum or (1) and (2) where:

(1) = The Surrender Charge free withdrawal, as described in Section 5 (Partial Withdrawals), and

(2) = (X-Y+Z) as defined in Section 5 (Partial Withdrawals), times a) the amount of the death proceeds on the date of, but prior to the Excess Partial Withdrawal, divided by b) the Policy Value on the date of, but prior to the Excess Partial Withdrawal.

C.  DEATH PRIOR TO ANNUITY COMMENCEMENT DATE
Death proceeds are payable contingent upon the relationships between the owner, successor owner and beneficiary as outlined below. The policy must be surrendered upon settlement or on proof of death.

I.  Annuitant and owner are the same

    When we have due proof that the owner died before the Annuity Commencement Date, we will provide the death proceeds to the beneficiary.

    (a) Beneficiary is the deceased owner's surviving spouse. The beneficiary may elect to continue this policy rather than receiving the death proceeds. If the policy is continued, an amount to the excess, if any, of the Guaranteed Minimum Death Benefit over the Policy Value will then be added to the Policy Value. This amount will be added only once, at the time of such election.

         If this beneficiary elects to have the death proceeds paid, the death proceeds must be distributed:

         (1) by the end of 5 years after the date of the deceased owner's death, or

         (2) payments must begin no later than one year after the deceased owner's death and must be made for a period certain or for this beneficiary's lifetime, so long as any period certain does not exceed this beneficiary's life expectancy.

S870

                               SECTION 9 - CONT

(b) Beneficiary is not the deceased owner's surviving spouse. The death proceeds must be distributed as provided in I.a)(1) or I.a(2) above.

(c) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the deceased owner's death.

II.  Annuitant and owner are different and the annuitant dies.

     When we have due proof that the annuitant died prior to the Annuity Commencement Date, the owner will become the new annuitant and no death proceeds are payable.

     However, the owner may elect to have the death proceeds paid upon the annuitant's death if we agree to such an election. In such case, when we have due proof that the annuitant died prior to the Annuity Commencement Date, we will provide the death proceeds to the beneficiary.

     a) Beneficiary is the deceased annuitants surviving spouse. The beneficiary may elect to continue this policy rather than receiving the death proceeds. If the policy is continued, an amount to the excess, if any, of the Guaranteed Minimum Death Benefit over the Policy Value will then be added to the Policy Value. This amount will be added only once, at the time of such election.

         If this beneficiary elects to have the death proceeds paid, the death proceeds must be distributed as provided in I.a)(1) or I.a)(2) above.

     b) Beneficiary is not the deceased annuitants surviving spouse. The death proceeds must be distributed as provided in I.a)(1) or I.a)(2) above.

     c) Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the annuitant's death.

III. Annuitant and owner are different and the owner dies. If the owner dies prior to the Annuity Commencement Date and before the entire interest in the policy is distributed, the successor owner will become the new owner. The remaining portion of any interest in the policy must be distributed to the extent provided below in III.a), III.b) or III.c).

        a) Successor owner is the deceased owner's surviving spouse. The successor owner may elect to continue this policy rather than receive the Adjusted Policy Value. If the successor owner elects to receive the Adjusted Policy Value, the Adjusted Policy Value must be distributed.

            (1) by the end of 5 years after the date of the deceased owner's death, or

            (2) payments must begin no later than one year after the deceased owner's death and must be made for a period certain or for the successor owner's lifetime, so long as any period certain does not exceed the successor owner's life expectancy.

        b) Successor owner is not the deceased owner's surviving spouse. The Adjusted Policy Value must be distributed as provided in III.a)(1) or III.a(2) above.

        c) Successor owner is not a natural person. The Adjusted Policy Value must be distributed as provided in III.a)(1) above.

        d) No successor owner survives the deceased owner. The deceased owner's estate will become the new owner and the Adjusted Policy Value must be distributed by the end of 5 years after the date of the deceased owner's death.

IV.     More than one Owner.
        If there is more than one owner, then the death of any owner will be treated the same as the death of the owner.

D.  DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE
The death proceeds on or after the Annuity Commencement Date depend on the payment option selected. If any owner dies on or after the Annuity Commencement Date, but before the entire interest in the policy is distributed, the remaining portion of such interest in the policy will be distributed at least as rapidly as under the method of distribution being used of the date of the owner's death.

E.  AN OWNER IS NOT AN INDIVIDUAL
In the case of a non tax-qualified annuity, if any owner or beneficial owner, is not an individual, then for purposes of the federal income tax mandatory distribution provisions in subsection C or D above, (1) the primary annuitant will be treated as the owner of the policy, and (2) if there is any change in the primary such a change will be treated as the death of the owner.

SB870

                         SECTION 10 - ANNUITY PAYMENTS

A.  GENERAL PAYMENT PROVISIONS
Payment
If this policy is in force on the Annuity Commencement Date, we will use the Fixed Account portion and/or the Separate Account portion of the Adjusted Policy Value to make annuity payments to the Payee under Option 3 and/or 3-V, respectively, with 10 years certain, or if elected, under one or more of the other options described in this section. You may become the annuitant at the Annuity Commencement Date, or the prior annuitant may continue as the annuitant Payments will be made at 1, 3, 6 or 12 month intervals. We reserve the right to change the frequency of payments to avoid making payments of less than $50.00. Before the Annuity Commencement Date, if the death proceeds become payable or if you surrender this policy, we will pay any proceeds in one sum, or if elected, all or part of these proceeds may be placed under one or more of the options described in this section. If we agree, the proceeds may be placed under some other method of payment instead.

Election of Optional Method of Payment
Before the Annuity Commencement Date you can elect or change a payment option. You may elect, in a notice you sign which gives us the facts that we need, annuity payments that may be either variable, fixed, or a combination of both. If you elect a combination, you must also tell us what part of the policy proceeds on the Annuity Commencement Date are to be applied to provide each type of payment (You must also specify which Subaccounts.) The amount of a combined payment will be the sum of the variable and fixed payments. Payments under a variable payment option will reflect the investment performance of the selected Subaccount of the Separate Account.

Payee
Unless you specify otherwise, the payee shall be the annuitant, or the beneficiary as specified in the Beneficiary provision.

Facility of Payment
No payment will be made to any payee who, in our opinion, is not capable of giving valid receipt and discharge for the payment. We may make payment, in increments of not more than $50 per month, to the persons who, in our opinion, are owing for and supporting such payee. Such payment will be made until claim is made by a legal representative of such payee. Payment to such persons will discharge our liability to the extent of such payment. We will not be responsible for the proper use of the payments.

Proof of Age
We may require proof of the age of any person who has an annuity purchased under Options 3, 3-V, 5 and 5-V of this section before we make the first payment.

Minimum Profit
If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a payment option.

Premium Tax
We may be required by law to pay premium tax on the amount applied to a payment option. If so, we will deduct the premium tax before applying the proceeds.

Supplementary Contract
Once proceeds become payable and a payment option has been selected, this policy will terminate and we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the payees and will describe the payment schedule.

B. FIXED ACCOUNT PAYMENTS
Guaranteed Payment Options
The fixed account payment is determined by multiplying each $1,000 of policy proceeds allocated to a fixed payment option by the amounts shown on page 12 for the option you select. Options 1, 2 and 4 are based on a guaranteed interest rate of 3%. Options 3 and 5 are based on a guaranteed interest rate of 3% and the "1983 Table a" (male, female, and unisex if required by law) mortality table improved to the year 2000 with projection scale G (The "1983 Table a" mortality rates are adjusted based on improvements in mortality since 1983 to more appropriately reflect increased longevity. This is accomplished using a set of improvement factors referred to as projection scale G.)

Option 1 - Interest Payments
The Adjusted Policy Value may be left with us for any term agreed to. We will pay the interest in periodic payments or it may be left to accumulate. Withdrawal rights will be agreed upon by you and us when the option is elected. Option 2 - Income for a Specified Period
Payments are made for the fixed period elected. In the event of the death of the person receiving payments prior to the end of the guaranteed period payments will be continued to that person's beneficiary or their present value may be paid in a single sum.
Option 3 - Life Income
An election may be made between "No Period Certain", "10 Years Certain", or "Guaranteed Return of Policy Proceeds". In the event of the death of the person receiving payments prior to the end of the guaranteed period, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.
Option 4 - Income of a Specified Amount
Payments are made for any specified amount until the proceeds with interest are exhausted. In the event of the death of the person receiving payments prior to the end of the guaranteed period, payments will be continued to that person's beneficiary or their present value may be paid in a single sum.
Option 5 - Joint and Survivor Annuity
Payments are made during the joint lifetime of the payee and a nominee of your selection. Payments will be made as long as either person is living.

S871

                                  PAGE 11(A)

                               SECTION 10 - CONT

Current Payment Options
The amounts shown in the tables on page 12 are the guaranteed amounts. Current amounts may be obtained from us.

C. VARIABLE ACCOUNT PAYMENT OPTIONS
Variable Annuity Units
The policy proceeds you tell us to apply to a variable payment option will be used to purchase variable annuity units in your chosen Subacccounts. The dollar value of variable annuity units in your chosen Subaccounts will increase or decrease reflecting the investment experience of your chosen Subaccounts.
The value of a variable annuity unit in a particular Subaccount on any business day is equal to (a) multiplied by (b) multiplied by (c), where:

(a) is the variable annuity unit value for that Subaccount on the immediately preceeding business day;

(b)  is the net investment factor for that Subaccount for the Valuation Period;
and

(c)  is the Assumed Investment Return adjustment factor for the Valuation
Period.

The Assumed Investment Return adjustment factor for the valuation period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed Investment Return.

The net investment factor used to calculate the value of a variable annuity unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

(a)  is the net result of:
     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current valuation period; plus
     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus
     (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the investment operations of the Subaccount.
(b) is the net asset value of a fund share held in that Subaccount determined as of the end of the immediately preceding Valuation Period.
(c) is a factor representing the Mortality and Expense Risk Fee and Administrative Charge. This factor is less than or equal to, on an annual basis, the percentage shown on page 3 of the daily net asset value of a fund share held in the Separate Account for that Subaccount.

Determination of the First Variable Payment
The amount of the first variable payment is determined by multiplying each $1,000 of policy proceeds allocated to a variable payment option by the amounts shown on page 13 for the variable option you select. The tables are based on a 5% effective annual Assumed Investment Return and the "1983 Table a" (male, female, and unisex if required by law) mortality table improved to the year 2000 with projection scale G. (The "1983 Table a" mortality rates are adjusted based on improvements in mortality since 1983 to more appropriately reflect increased longevity. This is accomplished using a set of improvement factors referred to as projection scale G.)

The amount of the first payment depends upon the adjusted age of the annuitant. The adjusted age is the annuitant's actual age on the annuitant's nearest birthday, at the Annuity Commencement Date, adjusted as follows:

Annuity Commencement
Date                                                   Adjusted Age
----                                                   ------------
Before 2001                                            Actual Age
2001-2010                                              Actual Age minus 1
2011-2020                                              Actual Age minus 2
2021-2030                                              Actual Age minus 3
2031-2040                                              Actual Age minus 4
After 2040 as determined by us.

Option 3 - V - Life Income
An election may be made between:
1. "No Period Certain" - Payments will be made during the lifetime of the annuitant.
2. "10 Years Certain" - Payments will be made for the longer of the annuitant's lifetime or 10 years.
Option 5 - V - Joint and Survivor Annuity
Payments are made as long as either the annuitant or the joint annuitant is living.

Determination of Subsequent Variable Payments
The amount of each variable annuity payment after the first will increase or decrease according to the value of the variable annuity units which reflect the investment experience of the selected Subaccounts. Each variable annuity payment after the first will be equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit value on the date the payment is made. The number of variable annuity units in each selected Subaccount is determined by dividing the first variable annuity payment allocated to the Subaccount by the variable annuity unit value of that Subaccount on the Annuity Commencement Date.

SB871

                                  PAGE 11(B)

                   GUARANTEED  FIXED ACCOUNT PAYMENT OPTIONS

The amounts shown in these tables are the guaranteed amounts for each $1,000 of the policy proceeds. Higher current amounts may be available at the time of settlement.

------------------------------------------------------------------------------------------------------------------------------------

Option 2, Table 1                 Option 3, Table II               Option 3, Table III                  Option . Table IV
------------------------------------------------------------------------------------------------------------------------------------

 Number       Amount  of                                                                         Monthly  Installment For Life
of Years       Monthly         Monthly Installment For Life   Monthly Installment for Life         Guaranteed Return Of Policy
 Payable     Installment         No Period Certain                 10 Years Certain                        Proceeds
------------------------------------------------------------------------------------------------------------------------------------

                          Age   Male    Female    Unisex      Male      Female     Unisex          Male    Female      Unisex
------------------------------------------------------------------------------------------------------------------------------------
                          50    $ 3.87   3.55     $3.71       $3.84     $3.54       $3.70           $3.73   $3.49      $3.61
------------------------------------------------------------------------------------------------------------------------------------

                          51      3.93   3.60      3.77        3.90      3.59        3.75            3.79    3.53       3.66
------------------------------------------------------------------------------------------------------------------------------------

                          52      4.00   3.65      3.83        3.97      3.64        3.81            3.84    3.58       3.71
------------------------------------------------------------------------------------------------------------------------------------

                          53      4.07   3.71      3.90        4.04      3.70        3.87            3.90    3.63       3.76
------------------------------------------------------------------------------------------------------------------------------------

5            $17.91       54      4.15   3.77      3.97        4.11      3.75        3.94            3.96    3.68       3.82
------------------------------------------------------------------------------------------------------------------------------------

6             15.14       55      4.23   3.83      4.04        4.19      3.82        4.01            4.03    3.73       3.88
------------------------------------------------------------------------------------------------------------------------------------

7             13.16       56      4.32   3.90      4.11        4.27      3.88        4.08            4.10    3.79       3.94
------------------------------------------------------------------------------------------------------------------------------------

8             11.68       57      4.41   3.97      4.19        4.35      3.95        4.15            4.17    3.85       4.00
------------------------------------------------------------------------------------------------------------------------------------

9             10.53       58      4.50   4.05      4.28        4.44      4.02        4.24            4.24    3.91       4.07
------------------------------------------------------------------------------------------------------------------------------------

10             9.61       59      4.61   4.13      4.37        4.53      4.10        4.32            4.32    3.97       4.14
------------------------------------------------------------------------------------------------------------------------------------

11             8.86       60      4.72   4.21      4.47        4.63      4.18        4.41            4.40    4.04       4.22
------------------------------------------------------------------------------------------------------------------------------------

12             8.24       61      4.84   4.30      4.57        4.74      4.26        4.51            4.49    4.12       4.30
------------------------------------------------------------------------------------------------------------------------------------

13             7.71       62      4.96   4.40      4.68        4.85      4.35        4.61            4.58    4.19       4.38
------------------------------------------------------------------------------------------------------------------------------------

14             7.26       63      5.10   4.50      4.80        4.97      4.45        4.71            4.68    4.28       4.47
------------------------------------------------------------------------------------------------------------------------------------

15             6.87       64      5.24   4.61      4.93        5.09      4.55        4.83            4.78    4.36       4.56
------------------------------------------------------------------------------------------------------------------------------------

16             6.53       65      5.40   4.73      5.06        5.22      4.66        4.95            4.88    4.45       4.66
------------------------------------------------------------------------------------------------------------------------------------

17             6.23       66      5.56   4.85      5.21        5.36      4.77        5.07            4.99    4.55       4.76
------------------------------------------------------------------------------------------------------------------------------------

18             5.96       67      5.74   4.99      5.36        5.50      4.89        5.20            5.11    4.65       4.87
------------------------------------------------------------------------------------------------------------------------------------

19             5.73       68      5.93   5.13      5.53        5.65      5.02        5.34            5.24    4.76       4.98
------------------------------------------------------------------------------------------------------------------------------------

20             5.51       69      6.13   5.29      5.71        5.80      5.15        5.49            5.37    4.87       5.10
------------------------------------------------------------------------------------------------------------------------------------

                          70      6.34   5.45      5.90        5.96       5.30       5.64            5.51    4.99       5.23
------------------------------------------------------------------------------------------------------------------------------------

                                                 Option 5, Table V
                                     Monthly Installment For Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------

      Age of Male                                                           Age of Female Annuitant
       Annuitant
-----------------------------------------------------------------------------------------------------------------------------------
                       15 Years          12 Years      9 Years      6 Years      3 Years      Same As      3 Years
                       Less Than         Less Than     Less Than    Less Than    Less Than     Male       More Than
                         Male              Male         Male          Male         Male                      Male
------------------------------------------------------------------------------------------------------------------------------------
                50      $ 2.99          $ 3.05          $3.11        $3.18         $3.25       $3.32        $3.39
------------------------------------------------------------------------------------------------------------------------------------

                55        3.11            3.19           3.27         3.35          3.44        3.53         3.63
------------------------------------------------------------------------------------------------------------------------------------

                60        3.27            3.37           3.47         3.58          3.70        3.82         3.95
------------------------------------------------------------------------------------------------------------------------------------

                65        3.47            3.60           3.74         3.89          4.05        4.22         4.39
------------------------------------------------------------------------------------------------------------------------------------

                70        3.74            3.91           4.10         4.31          4.53        4.77         5.02
------------------------------------------------------------------------------------------------------------------------------------

                                                         Option 5, Table V
                                 Monthly Installment for Unisex Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------

Age of First                                                      Age of Joint Annuitant *
 Annuitant*
------------------------------------------------------------------------------------------------------------------------------------

                        15 Years        12 Years      9 Years      6 Years      3 Years                    3 Years
                       Less Than        Less Than    Less Than    Less Than    Less Than     Same  As     More Than
                         First           First         First        First        First         First         First
------------------------------------------------------------------------------------------------------------------------------------
     50                 $ 3.04          $ 3.09         $3.15        $3.21        $3.27         $3.33         $3.39
------------------------------------------------------------------------------------------------------------------------------------

     55                   3.17            3.24          3.32         3.40         3.48          3.56          3.63
------------------------------------------------------------------------------------------------------------------------------------

     60                   3.34            3.44          3.54         3.64         3.75          3.85          3.95
------------------------------------------------------------------------------------------------------------------------------------

     65                   3.57            3.70          3.83         3.97         4.11          4.26          4.39
------------------------------------------------------------------------------------------------------------------------------------

     70                   3.87            4.04          4.22         4.42         4.62          4.82          5.01
-----------------------------------------------------------------------------------------------------------------------------------

* Age nearest birthday
--------------------------------------------------------------------------------
  The annual, semi-annual or quarterly installments under Option 2 shall be the monthly installment shown multiplied by 11.84, 5.96 or 2.99 respectively, and
                                                              -----------------
  for Options 3 and 5 the monthly installment shown multiplied by 11.80, 5.95 or
--------------------------------------------------------------------------------
  2.99 respectively. Dollar amounts of monthly installments not shown in the
--------------------
  above tables will be calculated on the same basis as those shown and may be obtained from the Company.

T819

                           VARIABLE PAYMENT OPTIONS
                      BASED ON ASSUMED INVESTMENT RETURN
The amounts shown in these tables are the initial payment amounts based on a 5.0% Assumed Investment Return for each $1,000 of the policy proceeds.

------------------------------------------------------------------------------------------------------------------------------------

                               Option 3 - V, Table II                 Option 3 - V, Table III
------------------------------------------------------------------------------------------------------------------------------------

                               Monthly Installment for Life           Monthly Installment For Life
                               No Period Certain                      10 Years Certain
------------------------------------------------------------------------------------------------------------------------------------

                      Age       Male     Female      Unisex           Male        Female           Unisex
------------------------------------------------------------------------------------------------------------------------------------
                       50       $5.11    $4.81        $4.96           $5.07        $4.79           $4.94
                       ---------------------------------------------------------------------------------
                       51        5.17     4.85         5.02            5.13         4.83            4.99
                       ---------------------------------------------------------------------------------
                       52        5.24     4.90         5.07            5.19         4.88            5.04
                       ---------------------------------------------------------------------------------
                       53        5.31     4.95         5.13            5.25         4.93            5.10
                       ---------------------------------------------------------------------------------
                       54        5.38     5.01         5.20            5.32         4.98            5.16
                       ---------------------------------------------------------------------------------
                       55        5.46     5.06         5.26            5.39         5.04            5.22
                       ---------------------------------------------------------------------------------
                       56        5.54     5.12         5.34            5.47         5.09            5.28
                       ---------------------------------------------------------------------------------
                       57        5.63     5.19         5.41            5.54         5.16            5.36
                       ---------------------------------------------------------------------------------
                       58        5.72     5.26         5.49            5.63         5.22            5.43
                       ---------------------------------------------------------------------------------
                       59        5.82     5.34         5.58            5.72         5.29            5.51
                       ---------------------------------------------------------------------------------
                       60        5.93     5.42         5.68            5.81         5.37            5.60
                       ---------------------------------------------------------------------------------
                       61        6.04     5.50         5.78            5.91         5.44            5.69
                       ---------------------------------------------------------------------------------
                       62        6.17     5.60         5.89            6.02         5.53            5.78
                       ---------------------------------------------------------------------------------
                       63        6.30     5.69         6.00            6.13         5.62            5.88
                       ---------------------------------------------------------------------------------
                       64        6.44     5.80         6.13            6.25         5.71            5.99
                       ---------------------------------------------------------------------------------
                       65        6.60     5.91         6.26            6.37         5.82            6.10
                       ---------------------------------------------------------------------------------
                       66        6.76     6.04         6.40            6.50         5.92            6.22
                       ---------------------------------------------------------------------------------
                       67        6.94     6.17         6.56            6.63         6.04            6.35
                       ---------------------------------------------------------------------------------
                       68        7.13     6.31         6.72            6.77         6.16            6.48
                       ---------------------------------------------------------------------------------
                       69        7.33     6.46         6.90            6.92         6.29            6.62
                       ---------------------------------------------------------------------------------
                       70        7.55     6.63         7.09            7.07         6.43            6.76
                       ---------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                        Option 5V, Table V
------------------------------------------------------------------------------------------------------------------------------------

                              Monthly Installment For Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------

Age of Male Annuitant                               Age of Female Annuitant
          *
------------------------------------------------------------------------------------------------------------------------------------

                           15 Years       12 Years       9 Years      6 Years       3 Years                    3 Years
                          Less Than       Less Than     Less Than    Less Than     Less Than     Same As      More Than
                             Male           Male          Male          Male          Male        Male           Male
------------------------------------------------------------------------------------------------------------------------------------

                50          $4.32           $4.36         $4.41        $4.46         $4.51       $4.57            $4.62
------------------------------------------------------------------------------------------------------------------------------------

                55           4.42            4.47          4.53         4.60          4.67        4.75             4.83
------------------------------------------------------------------------------------------------------------------------------------

                60           4.54            4.62          4.70         4.80          4.90        5.01             5.12
------------------------------------------------------------------------------------------------------------------------------------

                65           4.72            4.82          4.94         5.07          5.22        5.37             5.53
------------------------------------------------------------------------------------------------------------------------------------

                70           4.95            5.10          5.27         5.46          5.67        5.89             6.13
------------------------------------------------------------------------------------------------------------------------------------


                           Monthly Installment for Unisex Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------

Age of First Annuitant*                             Age of Joint Annuitant *
------------------------------------------------------------------------------------------------------------------------------------

                           15 Years       12 Years       9 Years      6 Years       3 Years                    3 Years
                          Less Than       Less Than     Less Than    Less Than     Less Than     Same As      More Than
                             First         First          First        First         First        First        First
------------------------------------------------------------------------------------------------------------------------------------

                50          $4.40           $4.45         $4.50        $4.55         $4.61       $4.67            $4.72
------------------------------------------------------------------------------------------------------------------------------------

                55           4.52            4.59          4.66         4.73          4.81        4.89             4.96
------------------------------------------------------------------------------------------------------------------------------------

                60           4.69            4.78          4.87         4.97          5.08        5.19             5.29
------------------------------------------------------------------------------------------------------------------------------------

                65           4.91            5.04          5.17         5.31          5.46        5.62             5.77
------------------------------------------------------------------------------------------------------------------------------------

                70           5.22            5.40          5.59         5.79          6.02        6.24             6.47
------------------------------------------------------------------------------------------------------------------------------------

* Age nearest birthday

--------------------------------------------------------------------------------
The annual, semi-annual or quarterly installments under Option 2 shall be the monthly installment shown multiplied by 11.84, 5.96 or 2.99 respectively, and for Options 3-V and 5-V the monthly installment shown multiplied by 11.80, 5.95 or 2.99 respectively.
--------------------------------------------------------------------------------
Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

TB819

                        SECTION 11 - GENERAL PROVISIONS

THE CONTRACT
The entire contract consists of this policy, endorsements, if any, and any application.

MODIFICATION OF POLICY
No change in this policy is valid unless made in writing by us and approved by one of our officers. No Registered Representative has authority to change or waive any provision of your policy.

TAX QUALIFICATION
This policy is intended to qualify as an annuity contract for federal income tax purposes. The provisions of this policy are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend this policy to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this policy to any applicable changes in the tax qualification requirements. We will send you a copy in the event of any such amendment. If you refuse such an amendment it must be by giving us written notice, and your refusal may result in adverse tax consequences.

NON-PARTICIPATING
This policy will not share in our surplus earnings.

AGE OR SEX CORRECTIONS
If the age or sex of the annuitant has been misstated, the benefits will be those which the premiums paid would have purchased for the correct age and sex. If required by law to ignore differences in the sex of the annuitant the payment options will be determined using the unisex factors in Section 10.

Any underpayment made by us will be paid with the payment. Any overpayment made by us will be deducted from future payments. Any underpayment or overpayment will include interest at 5% per year, from the date of the wrong payment to the date of the adjustment.

INCONTESTABILITY
This policy shall be incontestable from the policy date.

EVIDENCE OF SURVIVAL
We have the right to require satisfactory evidence that a person was alive if a payment is based on that person being alive. No payment will be made until we receive the evidence.

SETTLEMENT
Any payment by us under this policy is payable at our Home Office.

PREMIUM TAXES
Your state may impose a premium tax. It may be imposed when a premium payment is made, or on the Annuity Commencement Date, date of death, or date of withdrawal. When permitted by state law, we will not deduct the tax until the Annuity Commencement Date, date of death, or date of withdrawal.

RIGHTS OF OWNER
The owner may, while the annuitant is living:
1.  Assign this policy.
2.  Surrender the policy to us.
3.  Amend or modify the policy with our consent
4.  Receive annuity payments or name a Payee to receive the payments.
5. Exercise, receive and enjoy every other right and benefit contained in the policy.

The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary; and of the spouse in a community or marital property state.

SUCCESSOR OWNER
A successor owner can be named in any application, or in a notice you sign which gives us the facts we need. The successor owner will become the new owner when you die, if you die before the annuitant. If no successor owner survives you and you die before the annuitant, your estate will become the new owner.

CHANGE OF OWNERSHIP
In the case of a non-tax qualified annuity, you can change the owner of this policy, from yourself to a new owner, in a notice you sign which gives us the facts that we need. When this change takes effect, all rights of ownership in this policy will pass to the new owner.

A change of owner or successor owner will not be effective until it is recorded in our records. After it has been so recorded, the change will take effect as of the date you signed the notice. However, if the annuitant dies before the notice has been so recorded, it will not be effective as to those proceeds we have paid before the change was recorded in our records. We may require that the change be endorsed in the policy. Changing the owner or naming a new successor owner cancels any prior choice of successor owner, but does not change the beneficiary or the annuitant.

OPTION TO CHANGE ANNUITY COMMENCEMENT DATE
You may change the Annuity Commencement Date at any time before the Annuity Commencement Date. You must give us 30 days written notice. However, the Annuity Commencement Date may not be later than the last day of the policy month starting after the Annuitant attains age 85, except as expressly allowed by us, but in no event later than the last day of the policy month following the month in which the Annuitant attains age 95.

H510

                               SECTION 11 - CONT

ASSIGNMENT

(a) In the case of a non-tax qualified annuity, this policy may be assigned. The assignment must be in writing and filed with us.

(b) We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment.

(c) This policy may be applied for and issued to qualify as a tax-qualified annuity under certain sections of the Internal Revenue Code. Ownership of this policy then is restricted so that it will comply with provisions of the Internal Revenue Code.

BENEFICIARY
Death proceeds, when payable in accordance with Section 9, are payable to the designated beneficiary or beneficiaries. Such beneficiary(ies) must be named in any application and may be changed without consent (unless irrevocably designated or required by law) by notifying us in writing on a form acceptable to us. The change will take effect upon the date you sign it, whether or not you are living when we receive it. The notice must have been postmarked (or show other evidence of delivery that is acceptable to us) on or before the date of death. Your most recent change of beneficiary notice will replace any prior beneficiary designations. No change will apply to any payment we made before the written notice was received. If an irrevocable beneficiary dies, you may designate a new beneficiary.

You may direct that the beneficiary shall not have the right to withdraw, assign or commute any sum payable under an option. In the absence of such election or direction, the beneficiary may change the manner of payment or make an election of any option.

If any primary or contingent beneficiary dies before the annuitant, that beneficiary's interest in this policy ends with that beneficiary's death. Only those beneficiaries living at the time of the annuitant's death will be eligible to receive their share of the Death Proceeds. In the event no contingent beneficiaries have been named and all primary beneficiaries have died before the death proceeds become payable, the owner will become the beneficiary unless elected otherwise in accordance with Section 9. If both primary and contingent beneficiaries have been named, payment will be made to the named primary beneficiaries living at the time the death proceeds become payable. If there is more than one beneficiary and you failed to specify their interest they will share equally. Payment will be made to the named contingent beneficiary(ies) only if all primary beneficiaries have died before the death proceeds become payable. If any primary beneficiary is alive at the time the death proceeds become payable, but dies before receiving their payment their share will be paid to their estate.

In cases where the annuitant dies and the owner (who is not the annuitant) elected to receive the death benefit in accordance with Section 9, if the annuitants estate has been named as beneficiary, then payment will be made to the owner.

PROTECTION OF PROCEEDS
Unless you so direct by filing written notice with us, no beneficiary may assign any payments under this policy before the same are due. To the extent permitted by law, no payments under this policy will be subject to the claims of creditors of any beneficiary.

DEFERMENT
We will pay any partial withdrawals or surrender proceeds within 7 days after we receive all requirements that we need. However, it may happen that the New York Stock Exchange is closed for trading (other than the usual weekend or holiday closings), or the Securities and Exchange Commission restricts trading or determines that an emergency exists. If so, it may not be practical for us to determine the investment experience of the Separate Account. In that case, we may defer transfers among the Subaccounts and to the Fixed Account, and determination or payment of partial withdrawals or surrender proceeds.

When permitted by law, we may defer paying any partial withdrawals or surrender proceeds from the Fixed Account for up to 6 months from the withdrawal or surrender date. Interest will be paid on any amount deferred for 30 days or more. This rate will be 3% per year unless otherwise required by law.

REPORTS TO OWNER
We will give you an annual report at least once each Policy Year. This report will show the number and value of the accumulation units held in each of the Subaccounts as well as the value of the Fixed Account. It will also give you any other facts required by law or regulation.

MINIMUM VALUES
Benefits available under this policy are not less than those required by any statute of the state in which the policy is delivered.

J510

                          PFL Life Insurance Company
   Home Office located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499


                        [LOGO OF PFL LIFE APPEARS HERE]


                       Flexible Premium Variable Annuity
                  Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and
10C.)
                               Non-Participating



                                     INDEX


                                                                       Page
Accumulation Units....................................................... 7
Age or Sex Corrections...................................................14
Annuity Payments......................................................11(A)
Adjusted Policy Value................................................. 2, 4
Assignment.............................................................  15
Beneficiary............................................................  15
Cash Value.............................................................   5
Contract...............................................................  14
Death Proceeds.........................................................  10
Definitions............................................................   2
Dollar Cost Averaging..................................................   9
Evidence of Survival...................................................  14
Excess Interest Adjustment............................................ 5, 6
Fixed Account..........................................................   8
Guaranteed Minimum Death Benefit.......................................  10
Guaranteed Return of Fixed Account.....................................
Premium Payments.......................................................   6
Guaranteed Periods.....................................................   8
Incontestability.......................................................  14
Modification of Policy.................................................  14
Nonparticipating.......................................................  14
Option to Change Annuity Commencement Date.............................  14
Owner..................................................................  14
Partial Withdrawals................................................... 5, 6
Payee...............................................................   11(A)
Payment Option Tables............................................... 12, 13
Policy Data Page.......................................................   3
Policy Value...........................................................   4
Premium Payments.......................................................   4
Proof of Age.......................................................... 11(A)
Protection of Proceeds.................................................  15
Separate Account.......................................................   7
Service Charge.........................................................   4
Settlement.............................................................  14
Surrender Charges......................................................   6
Ten Day Right To Cancel................................................   1
Transfers..............................................................   9

Y466